Exhibit 10.3

ALTERRA CAPITAL HOLDINGS LIMITED
2006 EQUITY INCENTIVE PLAN

1. Purpose; Restatement.

The purpose of the Alterra Capital Holdings Limited 2006 Equity Incentive Plan is to advance the interests of Alterra Capital Holdings Limited (the “Company”) and its shareholders by providing a means to attract, retain and motivate employees, consultants and directors of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

The Plan was originally adopted effective January 1, 2006. The Plan was amended and restated effective as of November 30, 2007, March 3, 2010 and December 22, 2010.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

(b) “Amalgamation” means the amalgamation of Harbor Point Limited and Alterra Holdings Limited pursuant to that certain Agreement and Plan of Amalgamation, dated as of March 3, 2010 among Harbor Point Limited, Max Capital Group Ltd. and Alterra Holdings Limited.

(c) “Award” means any Option, SAR or Restricted Stock granted to a Participant under the Plan.

(d) “Award Letter” means a letter sent by the Company to a Participant setting forth the terms and conditions of an Option Award, SAR Award or Restricted Stock Award. The Committee shall have the sole discretion to determine the form of an Award Letter, including specifying that different forms may be used for different Participants and that different forms may be used for the same type of Award.

(e) Except as otherwise provided in an Award Letter, “Beneficiary” means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, in the case of a particular Award, unless the applicable Award Letter states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion

(h) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Letter states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)  Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company or Alterra Bermuda Ltd.;

(ii)  Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent 51% or more of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iv)(A) and 2(h)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)  During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the shareholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(h)(iii)) cease for any reason to constitute a majority of the Board;

(iv)  The Board or the shareholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(v) The Board or shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or a series of transactions) of all or substantially all of the Company’s assets.

(i) “Change in Control Price” means the price per Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(k) “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.

(l) “Company” means Alterra Capital Holdings Limited, an exempted limited liability company organized under the laws of Bermuda, or any successor entity.

(m) “Disability” means, unless otherwise provided in a Participant’s Award Letter, if a Participant is party to an employment agreement with the Company or any of its Subsidiaries that has a different definition of “Disability” (or analogous term), the definition in such employment agreement shall apply for purposes of the Plan with respect to such Participant. In the absence of such a definition, the term “Disability” shall mean the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition is expected to have a duration of not less than 180 days. The Committee’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

(n) “Dividend Equivalents” means dividends paid by the Company with respect to Shares corresponding to vested Awards awarded under the Plan.

(o) “Effective Date” has the meaning set forth in Section 8(l).

(p) “Fair Market Value” means, with respect to Shares or other property, as of any date of determination, the fair market value of such Shares or other property as determined in good faith by the Board. Following a Public Offering, “Fair Market Value” means, with respect to Shares, as of any date of determination, the closing sale price per Share on such date as reported on the principal stock exchange on which such Shares are then listed.

(q) “Good Reason” means, unless otherwise provided in a Participant’s Award Letter, if the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason,” then, for purposes of the Plan, the term “Good Reason” shall have meaning set forth in such agreement. In the absence of such a definition, the term “Good Reason” shall mean either of (i) a reduction in the Participant’s salary rate; or (ii) the assignment to Participant of duties that are significantly different from, and that result in a substantial diminution of, the Participant’s duties that occurs without the Participant’s consent and that is not corrected by the Company within 20 days of delivery of a written notice to the Company by the Participant that identifies the circumstances that the Participant believes constitute a reduction in salary rate or duties.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code and the regulations thereunder.

(s) “NQSO” means any Option that is not an ISO.

(t) “Option” means a right, granted under the Plan, to purchase Shares at an exercise price established by the Committee.

(u) “Participant” means an employee, consultant or director of the Company or any of its Affiliates, who has been granted an Award; provided, that, Awards may not be granted under the Plan to individuals who were providing services to the Company (formerly Max Capital Group Ltd.) or its subsidiaries at the time the Amalgamation was consummated.

(v) “Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

(w) “Plan” means this Alterra Capital Holdings Limited 2006 Equity Incentive Plan.

(x) “Public Offering” means the first day as of which sales of voting securities of the Company are made to the public.

(y) “Restricted Stock” means an Award of Shares under the Plan that may be subject to certain restrictions and to a risk of forfeiture.

(z) “Restriction Period” means the period specified in Section 5(d), without regard to any election under section 83(b) of the Code.

(aa) “Retirement” means, unless otherwise provided in a Participant’s Award Letter, if the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “retirement,” then, for purposes of the Plan, the term “Retirement” shall have meaning set forth in such agreement. In the absence of such a definition, the term “Retirement” shall mean termination by the Participant without Good Reason after the date on which the Participant attains at least age 55 and has been employed by the Company and its Affiliates for at least five years.

(bb) “SAR” means a right, granted under the Plan, to receive, in cash or Shares value equal to or otherwise based on the excess of the Fair Market Value of a specified number of Shares at the time of exercise over an exercise price established by the Committee.

(cc) “Shares” means common shares, par value $1.00 per share, of the Company.

(dd) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall, consistent with the Plan, select Participants and determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan and all other matters to be determined in connection with an Award, including (i) any exercise price or purchase price, (ii) any restriction, and any schedule for lapse of any restriction relating to transferability, forfeiture, exercisability, waiver or acceleration and (iii) any waivers of performance conditions relating to an Award, in all cases, based on such considerations as the Committee shall determine. The Committee may also adopt, amend, suspend, waive and rescind such rules and regulations, and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, and the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan and construe and interpret the Plan and any rules and regulations, Award Letter or other instrument hereunder, and make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate its powers to officers or employees of the Company or any Subsidiary or Affiliate, subject to such terms as the Committee shall determine.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards shall be 6,609,575. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Shares used to pay the required exercise price or tax obligations, or Shares not issued in connection with settlement of an Award or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(b) In the event that the Committee shall determine that any dividend in Shares, extraordinary dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, amalgamation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event (other than an ordinary or regular cash dividend) affects the Shares (including with respect to the value thereof) such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate to any outstanding Awards hereunder; provided that, with respect to ISOs, any such adjustment shall be made in accordance with section 424(a) of the Code, unless the Committee determines otherwise, and with respect to Options and SARs intended at the time of grant to be outside the scope of section 409A of the Code, any such adjustment shall not cause the exercise price to be less than the fair market value of the Option or SAR on the date of grant. The Committee may make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Award Letters in recognition of unusual or non-recurring events (including events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. Such adjustments made by the Committee and its determination shall be final, binding and conclusive. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(c) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or, to the extent permitted by applicable law, treasury Shares, including Shares acquired by purchase in the open market or in private transactions.

5. Authority to Grant and Terms of Restricted Stock Awards.

(a) Issuance and Restrictions. The Committee is authorized to grant Restricted Stock to Participants at such time or times as it shall determine. Restricted Stock shall be subject to forfeiture and may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of until the lapse of the Restriction Period as set forth herein, other than as may be approved by the Committee or upon the Participant’s death by will or by the laws of descent and distribution or pursuant to a valid Beneficiary designation. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(b) Except to the extent restricted under an applicable Award Letter, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote Restricted Stock and the right to receive dividends thereon. Except as otherwise determined by the Committee, dividends paid on Restricted Stock shall be paid at the dividend payment date in the same form as such dividends are paid to holders of unrestricted Shares.

(c) Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are issued, they shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until the lapse of the Restriction Period as set forth herein.

(d) Lapse of Restrictions. Except as otherwise provided in an applicable Award Letter issued to a Participant, the Restriction Period applicable to Restricted Stock granted pursuant to the Plan shall lapse with respect to 20% of such Restricted Stock on each of the first five anniversaries of the date of grant, subject to the Participant’s continued employment at such times. Notwithstanding the foregoing, the Committee may accelerate the lapsing of the Restriction Period applicable to any Restricted Stock, all Restricted Stock or any class of Restricted Stock at any time and from time to time.

(e) Termination of Employment or Service. Except as otherwise determined by the Committee, at the date of grant or thereafter:

(i) upon termination of a Participant’s employment or service due to death, Disability or Retirement, the Restriction Period with respect to all of the Participant’s Restricted Stock shall lapse;

(ii) upon termination of a Participant’s employment or service by the Company without Cause or by such Participant for Good Reason, the Restriction Period shall lapse on any of the Participant’s Restricted Stock with respect to which the Restriction Period would otherwise lapse upon the next anniversary of the grant date. All of the Participant’s Restricted Stock for which the Restriction Period has not lapsed after application of the prior sentence shall be immediately forfeited; and

(iii) upon any other termination of a Participant’s employment or service, all Restricted Stock and any accrued but unpaid dividends that are at that time subject to restriction shall be immediately forfeited.

(f) Waiver of Forfeiture. The Committee may provide, by rule or regulation or in any Award Letter, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes or in other cases.

6. Authority to Grant and Terms of Option Awards and SARs.

(a) Grant of Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, at such time or times as it shall determine. Unless otherwise determined by the Committee on the date of grant, Options granted pursuant to the Plan will not be ISOs.

(b) Grant of SARs. The Committee is authorized to grant SARs at such time or times as it shall determine and upon such terms and conditions as it may determine.

(c) Exercise Price. Unless otherwise determined by the Committee on the date of grant, Options and SARs shall have an exercise price per Share equal to the Fair Market Value of a Share on the grant date, provided that such per Share exercise price may not be less than the Fair Market Value of a Share on the date the Option or SAR is granted.

(d) Option Term. Unless otherwise determined by the Committee on the date of grant, the term of each Option or SAR shall expire on the tenth anniversary of the date of its grant; provided that in no case shall the term of an Option or SAR exceed the tenth anniversary of the date of its grant (or, with respect to an ISO, such shorter period as may be applicable under section 422 of the Code).

(e) Vesting and Exercisability. Except as otherwise determined by the Committee on the date of grant, and subject to the Participant’s continued employment with the Company on such date, each Option and SAR awarded to a Participant under the Plan shall become vested and exercisable in five approximately equal installments on each of the first five anniversaries of the grant date. Notwithstanding the foregoing, the Committee may accelerate the vesting or exercisability of any Option or SAR, all Options or SARs or any class of Options or SARs at any time and from time to time.

(f) Dividend Equivalents. At or after the date of grant, the Committee shall determine whether and to what extent a Participant granted Options and SARs shall be entitled to receive Dividend Equivalents with respect to such Participant’s vested Options and SARs. Dividend Equivalents shall be payable in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to vested Options and SARs granted under the Plan shall be distributed when accrued or on such other dates as the Committee shall determine, but not later than March 15th of the year immediately following the year in which the Dividend Equivalents accrue.

(g) Method of Exercise. The Committee shall establish procedures governing the exercise of Options and SARs, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Committee may establish from time to time following a Public Offering (i) the Committee may permit a Participant to tender any Shares such Participant has owned for at least six months (or such other period as the Committee determines advisable for financial accounting or other reasons) to satisfy all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Committee may authorize the Company to establish a broker-assisted exercise program. In connection with any Option or SAR exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or other securities laws, (c) comply with or satisfy the requirements of the U.S. federal securities laws and other applicable securities and other laws and (d) comply with the Bermuda anti-money laundering laws, including any filings required thereunder.

(h) Termination of Employment. Except as otherwise determined by the Committee on the date of grant:

(i) upon termination of a Participant’s employment or service for death, Disability or Retirement, any unvested Options and SARs shall be forfeited and any vested Options and SARs shall remain exercisable for one year from the date of termination;

(ii) upon termination of a Participant’s employment or service by the Company without Cause or by such Participant for Good Reason, prior to a vesting date, all of the Participant’s unvested Options and SARs that would vest upon the next vesting date shall vest upon the date of such termination and any other unvested Options and SARs shall be forfeited. Options and SARs that have become vested pursuant to the prior sentence and Options and SARs that have previously become vested shall be exercisable for 90 days from the date of such termination; and

(iii) upon termination of a Participant’s employment or service for Cause, all of the Participant’s Options and SARs, vested or unvested, shall immediately be forfeited and canceled;

(iv) upon termination of a Participant’s employment or service for any other reason, any unvested Options and SARs shall be forfeited and any vested Options and SARs shall remain exercisable for 90 days from the date of termination.

(i) Waiver of Forfeiture. The Committee may provide, by rule or regulation or in any Award Letter, or may determine in any individual case, that forfeiture conditions relating to Options or SARs will be waived in whole or in part in the event of terminations resulting from specified causes or in other cases.

(j) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code, including the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(k) Nontransferable. Unless otherwise set forth by the Committee in an Award Letter, Options and SARs shall not be transferable by a Participant except upon the Participant’s death by will or the laws of descent and distribution or pursuant to a valid Beneficiary designation, and shall be exercisable during the lifetime of a Participant only by such Participant or the Participant’s guardian or legal representative. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(l) Section 409A of the Code. In the case of an Option or SAR held by a Participant who the Committee reasonably believes is a “specified employee” (within the meaning of section 409A of the Code), the Committee may delay the settlement or exercisability of such Option or SAR until the first business day that is six months and one day after the date of such Participant’s termination of employment (or, if earlier, upon death) if the Committee reasonably believes such Option or SAR to be subject to section 409A(a)(2)(B) of the Code.

7. Change in Control.

(a) Acceleration of Vesting. Unless otherwise determined by the Committee on the date of grant, in the event of a Change in Control:

(i) all Options and SARs that have not previously become vested and exercisable in accordance with their terms shall become vested and exercisable immediately prior to such Change in Control; and

(ii) the Restriction Period applicable to any Restricted Stock shall lapse upon such Change in Control.

(b) Payment for Vested Options. Unless otherwise determined by the Committee, upon a Change in Control, each Option that, by its terms becomes exercisable pursuant to Section 7(a), together with any outstanding Options that have previously become vested and exercisable in accordance with their terms, shall be canceled in exchange for a payment to each Option holder in an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, and all other Options shall be canceled for no consideration.

(c) Limitation on Benefits. Notwithstanding anything contained in the Plan or any Award Letter to the contrary, to the extent that any of the payments and benefits provided for under the Plan, an applicable Award Letter or any other agreement or arrangement between the Company or any of its Subsidiaries and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, such Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the Participant’s receipt, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

8. General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Letter, shall be subject to all applicable laws, rules and regulations, and to such approvals by any regulatory or governmental agency, as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under the U.S. federal securities laws or other securities laws.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Freedom of Action. Nothing in the Plan or any Award Letter evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

(d) Taxes. The Committee may require, as a condition to any award hereunder, that the Participant pay to the Company, in cash or other readily available funds, an amount sufficient to cover any withholding and other taxes due in connection with any such award and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Awards. The Committee may authorize the Company to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(e) Changes to the Plan; Changes to Awards. The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Award. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board. If the Board so delegates, the Committee may amend or modify the Plan, except to the extent such amendment involves increasing the maximum number of Shares available for issuance under the Plan. The Committee may, to the extent consistent with the terms of any applicable Award Letter, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofor granted or the associated Award Letter, prospectively or retroactively; provided, that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofor granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that, without shareholder approval, except as otherwise permitted under Section 4(b) of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Exercise Period of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted.

(f) No Rights to Grants; No Shareholder Rights. No Participant or employee shall have any claim to be granted any Awards under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No grant of an Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with an Award Letter.

(g) Unfunded Status of Grants. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made in respect of any Award granted under the Plan, nothing contained in the Plan or any Award Letter shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, or other property pursuant to any grant hereunder, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) Not Compensation for Benefit Plans. No grant or payment under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. To the extent any Award is not evenly divisible by the periods over which the Award vests or restrictions lapse, the installments that vest or for which restrictions lapse shall be as equal as possible with any smaller installment vesting or lapsing first. If fractional Shares would be delivered pursuant to any other transaction or event, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. Except as otherwise provided in an Award Letter, the validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Letter shall be determined in accordance with the laws of Bermuda.

(l) Effective Date; Plan Termination. The Plan shall become effective as of January 1, 2006 (the “Effective Date”). The Plan was amended and restated effective November 30, 2007, and was amended and restated effective March 3, 2010 and was amended and restated effective December 22, 2010. The Plan shall terminate on the date which is ten (10) years after the Effective Date, provided that such termination shall not affect any then-outstanding Awards, which shall continue in accordance with their terms.

(m) Bye-laws. Notwithstanding any provision of the Plan, Shares issued pursuant to the Plan shall be subject to the applicable provisions of the bye-laws of the Company. Neither the Shares issued pursuant to this Plan nor any interest in them may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the bye-laws of the Company.

(n) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.